PRESS RELEASE

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
Reid French
EVP, Corporate Development
1.256.730.2602
reid.french@intergraph.com

Intergraph Announces the Repurchase of 5.4 Million Shares for $150 Million via an Accelerated Stock Buyback

Company Also Increases Open Market Share Repurchase Authorization to $100 Million

HUNTSVILLE, Ala., March 22, 2005 -- Intergraph Corporation (NASDAQ: INGR), a leading global provider of Spatial Information Management (SIM) software, today announced the Company repurchased 5,407,000 shares from Goldman, Sachs & Co. in a private transaction in connection with an Accelerated Stock Buyback (ASB).  The shares were repurchased for an upfront payment of approximately $150 million or $27.74 per share, subject to a market price adjustment provision based on the volume weighted average market trading price over the period from May 2, 2005 to March 21, 2006.

Intergraph also announced today the Company has increased its open market share repurchase program to $100 million and extended the authorization period for the open market program through December 31, 2007.  Previously, the Company had approximately $25 million remaining under its original $250 million repurchase program, which had been authorized through December 31, 2005.

"I am pleased to announce that earlier today we repurchased 5.4 million shares through an Accelerated Stock Buyback (ASB)," said Halsey Wise, Intergraph President & CEO.  "As we evaluated our capital needs to execute on our strategic plan, we determined that an immediate $150 million share repurchase and an increase in our open market share repurchase authorization would be responsible and prudent.  Post-buyback, our balance sheet remains strong, and Intergraph is well positioned to finance future growth opportunities and capitalize on our attractive market dynamics."

"Since late 2001, Intergraph has repurchased more than 25 million shares of common stock for approximately $635 million through open market repurchases, a modified Dutch auction tender offer in 2003, and two ASB transactions," Wise added.  "We believe such actions demonstrate that Intergraph's Board and management team are seeking to deploy capital in ways that enhance shareholder value."

About Intergraph

Intergraph is a leading global provider of Spatial Information Management (SIM) software.  Governments and businesses in over 60 countries around the world rely on our spatial technology and services to support better and faster operational decisions.  Our commitment to the customers and markets we serve, history of innovation and proven solutions span 35 years.  Intergraph's stock trades on the NASDAQ stock market under the symbol INGR and the Company can be found on the Web at www.intergraph.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements (all statements other than those made solely with respect to historical fact) within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, the business outlook of Intergraph Corporation (the "Company"), costs associated with the Company's Accelerated Stock Buyback; information regarding the open market share repurchase authorization and any statements of the plans, strategies, expectations and objectives of management for the future.  These forward-looking statements are subject to known and unknown risks and uncertainties (some of which are beyond the Company's control) that could cause actual results to differ materially and adversely from those anticipated in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, potential adverse outcomes in our efforts to improve our operating performance (including uncertainties with respect to the timing and magnitude of any expected improvements) or execute business or strategic acquisitions; potential adverse outcomes in efforts to protect our intellectual property; the ability of the Company to obtain required product certifications; the ability, timing and costs (including the calculation of success and other fees) to enforce and protect the Company's intellectual property rights; material changes with respect to our business, litigation, or the securities markets (including the market for Intergraph common stock and any adjustment relating to the Accelerated Stock Buyback); risks associated with doing business internationally (including foreign currency fluctuations); worldwide political and economic conditions and changes; the ability to attract or retain key personnel; increased competition; rapid technological change; unanticipated changes in customer requirements; the ability to access the technology necessary to compete in the markets served; risks associated with various ongoing litigation proceedings; and other risks detailed in our press releases or in our annual, quarterly, or other filings with the Securities and Exchange Commission.  Accordingly, the reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this release.

Intergraph and the Intergraph logo are registered trademarks of Intergraph Corporation.  Other brands and product names are trademarks of their respective owners.